UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2011

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	000-13580	11-2708279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4 West Second Street, Riverhead, New York		11901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 208-2400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 18, 2011, Suffolk Bancorp (the “Company”) filed a plan of compliance with NASDAQ and is currently awaiting NASDAQ’s review of that plan. The plan of compliance was filed in response to the letter the Company received from NASDAQ on May 18, 2011 indicating that the Company has failed to comply with NASDAQ Marketplace Rule 5250(c)(1) because the Company had not filed its Quarterly Report on Form 10-Q for the period ended March 31, 2011 (the “Form 10-Q”). In the plan of compliance, the Company has indicated that it currently expects that it will be able to file the Form 10-Q by August 1, 2011, or earlier if possible.

This filing includes statements which look to the future. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from the Company’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: the potential that the Form 10-Q could be filed later than August 1, 2011; results of regulatory examinations; any failure by the Company to comply with the written agreement with the OCC or the individual minimum capital ratios for the Bank established by the OCC; potential litigation or regulatory action relating to the matters resulting in the Company’s failure to file the Form 10-Q on time; any need to restate financial statements for prior periods and the consequences thereof or other action which could cause management not to be able to comply with NASDAQ rules; and the potential that net charge-offs are higher than expected or previously reported.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUFFOLK BANCORP

Dated July 19, 2011	By:	/s/ Douglas Ian Shaw
Senior Vice President & Corporate Secretary